                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                            -------------------------

                                   FORM 8-K/A

                            -------------------------

                                 CURRENT REPORT

                                 AMENDMENT NO. 1



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): MARCH 31, 2000





                          LONE STAR TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)




         DELAWARE                     1-12881                   75-2085454
(State or other jurisdiction of     (Commission              (I.R.S. Employer
incorporation or organization)     File Number)             Identification No.)




 15660 NORTH DALLAS PARKWAY,
  SUITE 500, DALLAS, TEXAS                                          75248
(Address of principal executive offices)                         (Zip Code)



       Registrant's Telephone Number, including area code: (972) 770-6401


                                 NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)

                                 AMENDMENT NO. 1

Amend Item 7. FINANCIAL STATEMENTS AND EXHIBITS by deleting such item in its entirety and substituting therefor the following:

                  (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.
                           -        Independent Auditor's Report
                           -        Balance Sheet at December 31, 1999
                           - Statement of Income for the Year Ended December 31, 1999
                           - Statement of Changes in Stockholders' Equity for the Year Ended December 31, 1999
                           - Statement of Cash Flows for the Year Ended December 31, 1999
                           -        Notes to Financial Statements

                  (b)      PRO FORMA FINANCIAL INFORMATION.
                           -        Introduction to March 31, 2000 Unaudited
                                    Pro Forma  Financial Information
                           -        Unaudited Pro Forma Balance Sheet as of
                                    March 31, 2000
                           -        Notes to Unaudited Pro Forma Balance Sheet
                           -        Unaudited Pro Forma Income Statement for the
                                    Three Months Ended March 31, 2000
                           -        Notes to Unaudited Pro Forma Statements of
                                    Operations
                           -        Introduction to December 31, 1999 Pro
                                    Forma Financial Information
                           - Unaudited Pro Forma Income Statement for the Twelve Months Ended December 31, 1999
                           -        Notes to Unaudited Statements of
                                    Operations

                  (c)      EXHIBITS.

                           2.1* Asset Purchase Agreement dated as of March 8, 2000 by and among Lone Star Technologies, Inc., Bellville Acquisition, Inc. and Bellville Tube Corporation.

                           2.2* First Amendment to Asset Purchase Agreement dated as of March 31, 2000 by and among Lone Star Technologies, Inc., Bellville Acquisition, Inc. and Bellville Tube Corporation.

                           2.3* Limited Guaranty dated as of March 31, 2000 by and between The CIT Group/Business Credit, Inc., as agent, and Lone Star Technologies, Inc.

                           2.4* Stock Pledge Agreement dated as of March 31, 2000 by and between The CIT Group/Business Credit, Inc., as agent, and Lone Star Technologies, Inc.

                           23.1     Consent of Harper & Pearson Company.

                           99.1*    Press release dated March 31, 2000.

--------------------
*Previously filed as an exhibit to the Form 8-K on April 17, 2000.

                          INDEX TO FINANCIAL STATEMENTS


DESCRIPTION

BELLVILLE TUBE CORPORATION:

Independent Auditor's Report....................................................................................F-2
Balance Sheet at December 31, 1999 .............................................................................F-3
Statement of Income for the Year Ended December 31, 1999 .......................................................F-4
Statement of Changes in Stockholders' Equity for the Year Ended December 31, 1999 ..............................F-5
Statement of Cash Flows for the Year Ended December 31, 1999 ...................................................F-6
Notes to Financial Statements...................................................................................F-7



                    INDEX TO PRO FORMA FINANCIAL INFORMATION

LONE STAR TECHNOLOGIES, INC.:

Introduction to March 31, 2000 Unaudited Pro Forma Financial Information.......................................F-11
Unaudited Pro Forma Balance Sheet as of March 31, 2000.........................................................F-12
Notes to Unaudited Pro Forma Balance Sheet.....................................................................F-13
Unaudited Pro Forma Income Statement for the Three Months Ended March 31, 2000.................................F-14
Notes to Unaudited Pro Forma Statements of Operations..........................................................F-15
Introduction to December 31, 1999 Pro Forma Financial Information..............................................F-16
Unaudited Pro Forma Income Statement for the Twelve Months Ended December 31, 1999.............................F-17
Notes to Unaudited Statements of Operations....................................................................F-18

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders and Directors of
Bellville Tube Corporation
Bellville, Texas

We have audited the accompanying balance sheet of Bellville Tube Corporation (the "Company") as of December 31, 1999, and the related statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bellville Tube Corporation at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                Harper & Pearson Company

Houston, Texas
January 26, 2000

                                                      BELLVILLE TUBE CORPORATION
                                                                   BALANCE SHEET
                                                               DECEMBER 31, 1999
--------------------------------------------------------------------------------

                               ASSETS

CURRENT ASSETS
     Cash                                                                             $ 2,253,724
     Accounts receivable, trade                                                         1,389,268
     Accounts receivable, other                                                             5,745
     Inventory                                                                            139,052
     Prepaid insurance                                                                     39,918
     Other prepaid expenses                                                                 1,025
                                                                                      -----------

     TOTAL CURRENT ASSETS                                                               3,828,732
                                                                                      -----------

PROPERTY, PLANT AND EQUIPMENT
     Land                                                                                 200,794
     Buildings                                                                          1,812,813
     Furniture and fixtures                                                                88,069
     Machinery and equipment                                                            7,094,791
     Construction in progress                                                              64,073
                                                                                      -----------

                                                                                        9,260,540
     Less accumulated depreciation                                                     (6,234,960)
                                                                                      -----------

PROPERTY, PLANT AND EQUIPMENT, NET                                                      3,025,580
                                                                                      -----------

TOTAL ASSETS                                                                          $ 6,854,312
                                                                                      -----------

                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                                                 $   118,531
     Accrued electrical costs                                                              55,530
     Accrued medical costs                                                                 89,005
     Accrued payroll costs                                                                 99,283
     Accrued franchise tax                                                                 59,701
     Accrued property tax                                                                  99,164
     Other accrued expenses                                                                63,635
                                                                                      -----------

     TOTAL CURRENT LIABILITIES                                                            584,849
                                                                                      -----------

DEFERRED COMPENSATION                                                                     177,020
                                                                                      -----------

STOCKHOLDERS' EQUITY
     Class A Voting Common stock, $.01 par value, 50,000 shares
       authorized, 5,000 shares issued and outstanding                                         50
     Class B NonVoting Common stock, $.01 par value, 50,000 shares
       authorized, 4,798 shares issued and outstanding                                         48
     Additional paid-in capital                                                            97,882
     Retained earnings                                                                  5,994,463
                                                                                      -----------

          TOTAL STOCKHOLDERS' EQUITY                                                    6,092,443
                                                                                      -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                            $ 6,854,312
                                                                                      -----------


See accompanying notes.               F-3

                                                      BELLVILLE TUBE CORPORATION
                                                             STATEMENT OF INCOME
                                                              FOR THE YEAR ENDED
                                                               DECEMBER 31, 1999
--------------------------------------------------------------------------------

                                                           1999
                                                 -------------------------
                                                   AMOUNT          PERCENT
                                                 -----------      --------
NET SALES                                         $9,235,017        100.00

COST OF GOODS SOLD                                 7,033,786         76.16
                                                 -----------      --------

     Gross Profit                                  2,201,231         23.84

GENERAL AND ADMINISTRATIVE EXPENSES
     General and administrative                      625,401          6.77
     Management fees - related party                 131,000          1.42
                                                 -----------      --------

     Operating Income                              1,444,830         15.65
                                                 -----------      --------

OTHER INCOME (EXPENSE)
     Interest income                                  89,944          0.97
     Other income (expense)                             (407)        (0.00)
                                                 -----------      --------
                                                      89,537          0.97
                                                 -----------      --------

INCOME BEFORE STATE INCOME TAX EXPENSE             1,534,367         16.61

STATE INCOME TAX EXPENSE                              57,700          0.62
                                                 -----------      --------

NET INCOME                                        $1,476,667         15.99
                                                 ===========      ========

See accompanying notes.               F-4

                                                      BELLVILLE TUBE CORPORATION
                                    STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                            FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------





                                        CLASS A          CLASS B          ADDITIONAL
                                        COMMON            COMMON           PAID-IN         RETAINED
                                         STOCK            STOCK            CAPITAL          EARNINGS           TOTAL
                                    ---------------   --------------    --------------   ---------------   ---------------

BALANCE, December 31, 1998           $       50        $       48        $   97,882       $5,306,853       $5,404,833


DISTRIBUTIONS TO
 STOCKHOLDERS                                 -                 -                 -         (789,057)        (789,057)


NET INCOME                                    -                 -                 -        1,476,667        1,476,667
                                     ----------        ----------        ----------       ----------       ----------


BALANCE, December 31, 1999           $       50        $       48        $   97,882       $5,994,463       $6,092,443
                                     ==========        ==========        ==========       ==========       ==========

See accompanying notes.               F-5

                                                      BELLVILLE TUBE CORPORATION
                                                         STATEMENT OF CASH FLOWS
                                            FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                      $ 1,476,667
                                                                     -----------
     Adjustments to reconcile net income to net
       cash provided by operating activities:
         Depreciation and amortization                                 1,053,527
         Deferred compensation                                            23,205
     Change in operating assets and liabilities:
     Accounts receivable, trade                                       (1,124,756)
     Accounts receivable, other                                           (3,300)
     Inventory                                                          (139,052)
     Prepaid insurance                                                    11,682
     Other prepaid expenses                                                 (654)
     Accounts payable                                                     75,403
     Accrued electrical costs                                             29,252
     Accrued medical costs                                                 9,780
     Accrued payroll costs                                               (12,050)
     Accrued franchise tax                                               (55,299)
     Accrued property tax                                                (10,643)
     Other accrued expenses                                               40,976
                                                                     -----------

     Total adjustments                                                  (101,929)
                                                                     -----------

     Net cash provided by operating activities                         1,374,738
                                                                     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of plant and equipment                                    (170,832)
                                                                     -----------

     Net cash used by investing activities                              (170,832)
                                                                     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Distributions paid                                                 (789,057)
                                                                     -----------

     Net cash used by financing activities                              (789,057)
                                                                     -----------

NET INCREASE IN CASH                                                     414,849

CASH AT BEGINNING OF YEAR                                              1,838,875
                                                                     -----------

CASH AT END OF YEAR                                                  $ 2,253,724
                                                                     -----------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid during the year for:
       Income Taxes                                                  $   113,000
                                                                     -----------


See accompanying notes.               F-6

                                                      BELLVILLE TUBE CORPORATION
                                                   NOTES TO FINANCIAL STATEMENTS
                                                               DECEMBER 31, 1999
--------------------------------------------------------------------------------

NOTE A            BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                  POLICIES

                  OPERATIONS - Bellville Tube Corporation (the Company) is engaged in the services of converting hot rolled steel coils into electric resistance welded plain end pipe and raw tube shells for processing into finished oil country tubular goods.

                  During 1999, substantially all of the Company's revenue was generated from one customer located in Houston, Texas. This customer has the exclusive right to purchase conversion services from the Company.

                  This customer pays the Company a commitment fee of $330,000 per month plus a conversion fee of between $114 and $162 per ton. The Company has an agreement with this customer to perform a minimum of 4,000 tons and a maximum of 6,000 tons of conversion work per month. This agreement runs through June 30, 2001. The customer may terminate the agreement by giving 170 days notice. If terminated, the Company will receive the applicable termination fee, as follows:

                  April 1, 1999 to March 31, 2000              $300,000
                  April 1, 2000 to June 30, 2001               $250,000

                  During the term of the agreement, the customer will provide all raw materials for the Company to process.

                  Due to market conditions during 1998, the Company chose to amend this agreement as a courtesy to the customer. The minimum tons of conversion work before a shortfall fee will be incurred was reduced to 3,000 tons per month for the months of August through December 1998 and the shortfall fee was waived entirely for January through March 1999. In December 1999 the Company signed a letter of intent to sell all of the assets of the Company to the customer. See Note I for further discussion.

                  REVENUE RECOGNITION - The Company recognizes revenues as processing is completed.

                  ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates used in preparing these financial statements include those utilized in recording a liability for the Company's self-insured health care plan. Actual results could differ from those estimates.

                  CONCENTRATIONS OF CREDIT RISK - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables and cash. The Company places its cash with high credit quality financial institutions. Generally, no collateral or other security is required to support customer receivables. At December 31, 1999, substantially all of the Company's accounts receivable balance was due from the customer discussed above. During January 2000, the majority of the accounts receivable balance at December 31, 1999 was collected and management feels the remaining balance is fully collectable, therefore no allowance for doubtful accounts has been recorded.

NOTE A BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  CASH - Cash consists of amounts included in demand accounts, of which substantially all balances are invested in overnight sweep accounts. At December 31, 1999 the Company had on deposit with a financial institution, cash totaling approximately $2,174,000 in excess of FDIC insurance limits.

                  INVENTORY - Inventory consists of raw materials and is valued at the lower of cost or market on a first-in, first-out basis.

                  PROPERTY, PLANT, AND EQUIPMENT - Property, plant, and equipment is stated at cost. Depreciation of plant and equipment is provided over the estimated useful lives of the respective assets using straight-line method.

                  Expenditures for additions, major renewals, and betterments are capitalized and expenditures for maintenance and repairs are charged to earnings as incurred.

                  When property and equipment are retired or otherwise disposed of, the cost thereof and the applicable accumulated depreciation is removed from the respective accounts and the resulting gain or loss is reflected in earnings.

                  Construction in progress includes a waste treatment plant and other manufacturing equipment. Remaining estimated costs to complete amount to $16,700 as of December 31, 1999.

                  FEDERAL INCOME TAXES - The Company is an S Corporation for federal income tax purposes. Accordingly, no liability for federal income taxes has been recorded on the accompanying balance sheet as the income and expenses are reflected on the tax returns of the Company's stockholders.

NOTE B            PROPERTY, PLANT AND EQUIPMENT

                  The major asset categories, together with the related estimated useful lives and accumulated depreciation, are as follows:

                                                         Life                   1999
                                                   ----------------       ---------------

                  Buildings                        31.5 - 40 yrs.          $  368,671
                  Furniture and fixtures                   7 yrs.              63,189
                  Machinery and equipment                  7 yrs.           5,803,100
                                                                           ----------

                                                                           $6,234,960
                                                                           ==========

NOTE C            LINE OF CREDIT

                  The Company has a line of credit which allowed borrowings up to $1,500,000 through December 31, 1999, which was reduced to allow borrowings of up to $500,000 from January, 2000 through June, 2001. Interest is at the lower of prime or LIBOR rate. At December 31, 1999, there were no borrowings on the line of credit.

                  The line of credit is secured by substantially all assets of the Company. Among other provisions, the line of credit requires maintenance of certain financial ratios and levels of tangible net worth and contains restrictions as to certain operating activities of the Company. Management is not aware of any violations of the covenants.

NOTE D            RELATED PARTY TRANSACTIONS

                  During 1999, the Company paid management fees to an affiliated company amounting to $131,000.

NOTE E            EMPLOYEE BENEFIT PLAN

                  The Company has a 401(k) Employee Savings Plan whereby all qualified employees may defer up to 15% of their salary and the Company will match 50% of the participant's eligible contributions. Eligible contributions equal the amount of the participant's elective deferrals for the year, limited to 5% of annual compensation. The Company's retirement benefit cost for 1999 amounted to $52,256.

                  In addition to the matching contribution, the Company may make a discretionary contribution allocated to each eligible participant based upon their ratio of compensation to all eligible participants' compensation. There were no discretionary contributions for 1999.

NOTE F            COMMITMENTS

                  The Company leases certain automobiles, trucks and trailers under operating lease agreements, which expire during 2000. These agreements may be cancelled by either party within 30 days. In association with the truck and trailer leases, the Company pays mileage costs amounting to six and a half cents per mile for trucks and two cents per mile for trailers. The Company also leases certain equipment on a month to month basis. Rental expense was $168,663 for 1999. It is expected that in the normal course of business, leases that expire will be renewed or replaced.

NOTE G            STOCKHOLDER AGREEMENT

                  The Company maintains a stockholder agreement whereby each stockholder has a right of first refusal. Upon receipt of a bona fide offer to purchase shares of common stock from a third party, a selling stockholder, under the same terms as with the third party, must first offer the shares to be sold to the same group stockholders, as defined, and if refused, then to the remaining stockholders, as defined.

NOTE H            NONQUALIFIED DEFERRED CASH COMPENSATION AGREEMENTS

                  Effective March 1, 1998, the Company entered into nonqualified deferred cash compensation agreements with two employees. Under the agreements the employees will receive at retirement the cumulative total of the greater of 10% of annual base earnings or 50% of supplementary income payments (based on a percentage of profits) earned each year.

                  In the event the employees retire before age 65 without the consent of the Bellville Tube Board, the employees will forfeit any benefits. If the employees die while active employees of the Company, their surviving spouses will receive 50% of the accrued deferred incentive compensation. These agreements are purely discretionary and may be altered or cancelled at any time by the Board. The deferred compensation expense for 1999 amounted to $23,205. All amounts due under the Plan are recorded during the period earned.

NOTE I            LETTER OF INTENT

                  The Company signed a letter of intent dated December 3, 1999 to sell the net assets of the company to its largest customer mentioned previously in Note A. Closing is set for March 31, 2000.

                          LONE STAR TECHNOLOGIES, INC.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

INTRODUCTION

    The following unaudited pro forma financial information (the "Pro Forma Financial Information") is based on the Financial Statements of Lone Star Technologies, Inc. ("Lone Star") and Bellville Tube Corporation ("Bellville") for the period ended March 31, 2000, which are incorporated by reference, and has been prepared to illustrate the effects of the transactions described below.

    The following unaudited pro forma income statement for the period ended March 31, 2000 gives effect to the acquisition by Lone Star and its subsidiaries of the assets of Bellville (the "Acquisition"), as if such transaction had occurred on January 1, 1999. The unaudited pro forma balance sheet as of March 31, 2000 has been prepared as if the Acquisition had occurred on that date.

    The Acquisition will be accounted for using the purchase method of accounting. The total purchase costs of the Acquisition (approximately $15 million) have been allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values. The allocation of the aggregate purchase price reflected in the Pro Forma Financial Information is preliminary. The final allocation of the purchase price is contingent upon the review for other intangible assets and an assessment of the acquired net assets; however, that allocation is not expected to differ materially from the preliminary allocation.

    The Pro Forma Financial Information is based on the historical financial statements of Lone Star and Bellville and the assumptions and adjustments described in the accompanying notes. Lone Star's historical March 31, 2000 financial statements were restated to reflect the utilization of a $0.8 million reserve previously set aside for an inventory purchase commitment. The unaudited pro forma income statement does not purport to represent what Lone Star's results of operations actually would have been if the Acquisition had occurred as of the date indicated or what the results will be for any future periods. The Pro Forma Financial Information is based upon assumptions that Lone Star believes are reasonable and should be read in conjunction with the Financial Statements and the related notes thereto included elsewhere in this filing.

                          LONE STAR TECHNOLOGIES, INC.

                       UNAUDITED PRO FORMA BALANCE SHEET

                              AS OF MARCH 31, 2000

                                               (a)                                        LONE STAR
                                            LONE STAR        (b)        PRO FORMA        TECHNOLOGIES
                                           TECHNOLOGIES   BELLVILLE    ADJUSTMENTS        PRO FORMA
                                           ------------   ----------   ------------      ------------
                 ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.............   $  7,100,000   $  500,000   $   (500,000)(c)  $  7,100,000
  Short-term investments................      1,300,000           --             --         1,300,000
  Accounts receivable, net..............     86,900,000    1,484,000     (1,484,000)(c)    86,900,000
  Inventories...........................    122,500,000      410,000             --       122,910,000
  Prepaid expenses and other current
    assets..............................      2,500,000       23,000             --         2,523,000
                                           ------------   ----------   ------------      ------------
    Total current assets................    220,300,000    2,417,000     (1,984,000)      220,733,000

MARKETABLE SECURITIES...................     20,400,000           --             --        20,400,000

PROPERTY, PLANT, AND EQUIPMENT, net.....    168,000,000    2,800,000      4,507,000 (d)   175,307,000

GOODWILL AND OTHER INTANGIBLES..........     48,500,000           --      7,079,000 (d)    55,579,000

PREPAID DEPOSIT FOR ACQUISITION.........     14,586,000           --    (14,586,000)(d)            --

OTHER ASSETS............................     15,814,000           --             --        15,814,000
                                           ------------   ----------   ------------      ------------
    Total assets........................   $487,600,000   $5,217,000   $ (4,984,000)     $487,833,000
                                           ============   ==========   ============      ============
  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt.....   $  8,000,000   $       --   $         --      $  8,000,000
  Accounts payable......................     74,700,000      233,000             --        74,933,000
  Accrued liabilities...................     31,700,000      505,000       (505,000)(c)    31,700,000
  Due to partners.......................             --      500,000       (500,000)(c)            --
                                           ------------   ----------   ------------      ------------
    Total current liabilities...........    114,400,000    1,238,000     (1,005,000)      114,633,000

LONG-TERM DEBT, net.....................     38,000,000           --             --        38,000,000

REVOLVING CREDIT FACILITY...............     69,300,000           --                       69,300,000

OTHER NONCURRENT LIABILITIES............     41,800,000           --             --        41,800,000
                                           ------------   ----------   ------------      ------------
    Total liabilities...................    263,500,000    1,238,000     (1,005,000)      263,733,000

STOCKHOLDERS' EQUITY....................    224,100,000    3,979,000     (3,979,000)(e)   224,100,000
                                           ------------   ----------   ------------      ------------
    Total liabilities and stockholders'
      equity............................   $487,600,000   $5,217,000   $ (4,984,000)     $487,833,000
                                           ============   ==========   ============      ============

The accompanying notes are an integral part of this unaudited pro forma balance sheet.

                          LONE STAR TECHNOLOGIES, INC.

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

a) The historical balances for Lone Star are derived from the unaudited financial statements of Lone Star as of March 31, 2000.

b) The historical balances for Bellville are derived from the audited financial statements of Bellville as of March 31, 2000.

c) Lone Star did not acquire the accounts receivable and did not assume certain liabilities of Bellville Tube Corporation. These adjustments reflect the elimination of such assets as follows:

                                                                       ACCOUNTS      ACCRUED     DUE TO
                                                             CASH     RECEIVABLE   LIABILITIES  PARTNERS
                                                           --------   -----------  -----------  --------
    Elimination of assets not acquired...................  (500,000)  $(1,484,000)  $      --         --
    Elimination of liabilities not assumed...............        --            --    (505,000)  (500,000)
                                                           --------   -----------   ---------   --------
        Total............................................  (500,000)  $(1,484,000)  $(505,000)  (500,000)

d) Reflects the preliminary allocation of the purchase price for the Acquisition, which was recorded by Lone Star as of March 31, 2000 as prepaid deposit for acquisition. The Acquisition will be accounted for using the purchase method of accounting. The Company has not yet determined the final allocation of the purchase price and, accordingly, the amounts shown below may differ from the amounts ultimately determined; however, that allocation is not expected to differ materially from the preliminary allocation.

    The preliminary pro forma allocation of the purchase price is as follows:

        Purchase price for net assets of Bellville..................  $14,586,000
          Less--Net assets of Bellville acquired (Bellville accounts
            receivable not acquired)................................    3,000,000
                                                                      -----------
                Excess of purchase price over historical amounts to
                  be allocated......................................  $11,586,000
                                                                      ===========

    Allocation of excess purchase price based on preliminary estimated values:

        Property, plant, and equipment..............................  $ 4,507,000
        Goodwill and other intangibles..............................    7,079,000
                                                                      -----------
          Total excess purchase price...............................  $11,586,000
                                                                      ===========

e) Reflects the elimination of Bellville stockholders' equity at December 31, 1999.

                          LONE STAR TECHNOLOGIES, INC.

                      UNAUDITED PRO FORMA INCOME STATEMENT

                   FOR THE THREE MONTHS ENDED MARCH 31, 2000

                                              (a)                                         LONE STAR
                                           LONE STAR         (b)        PRO FORMA       TECHNOLOGIES
                                         TECHNOLOGIES     BELLVILLE    ADJUSTMENTS        PRO FORMA
                                         -------------   -----------   -----------      -------------
NET SALES/REVENUES.....................  $ 153,900,000   $ 3,548,000   $(3,344,000)(c)  $ 154,104,000
COST OF SALES..........................   (135,900,000)   (2,411,000)    3,430,000 (d)   (134,881,000)
                                         -------------   -----------   -----------      -------------
    Gross profit.......................     18,000,000     1,137,000        86,000         19,223,000
SELLING, GENERAL, AND ADMINISTRATIVE
  EXPENSES.............................     (8,200,000)     (541,000)      (59,000)(e)     (8,800,000)
                                         -------------   -----------   -----------      -------------
    Operating income (loss)............      9,800,000       596,000        27,000         10,423,000

INTEREST INCOME........................        500,000        21,000      (147,000)(f)        374,000
INTEREST EXPENSE.......................     (3,000,000)           --      (108,000 (g)     (3,108,000)
OTHER INCOME (EXPENSE).................        200,000        35,000            --            235,000
                                         -------------   -----------   -----------      -------------
    Income (loss) before income
      taxes............................      7,500,000       652,000      (228,000)         7,924,000

INCOME TAX BENEFIT (EXPENSE)...........       (400,000)      (33,000)       33,000 (h)       (400,000)
                                         -------------   -----------   -----------      -------------
NET INCOME (LOSS)......................  $   7,100,000   $   619,000   $  (195,000)     $   7,524,000
                                         =============   ===========   ===========      =============
NET LOSS PER SHARE
  Basic................................  $         .30            --            --      $         .32
  Diluted..............................  $         .29            --            --      $         .31
WEIGHTED AVERAGE SHARES OUTSTANDING
  Basic................................     23,400,000            --            --         23,400,000
  Diluted..............................     24,000,000            --            --         24,000,000

    The accompanying notes are an integral part of this unaudited pro forma financial statement.

                          LONE STAR TECHNOLOGIES, INC.

             NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

a) The historical balances for Lone Star are derived from the unaudited financial statements of Lone Star for the three months ended March 31, 2000.

b) The historical balances for Bellville are derived from the audited financial statements of Bellville for the three months ended March 31, 2000.

c) Reflects the elimination of intercompany transactions between Lone Star and Bellville.

d) Reflects the incremental change in depreciation expense due to purchase accounting adjustments to the fair value of property, plant and equipment consistent with the depreciation policies utilized by Lone Star, and the elimination of the effects of sales between Lone Star and Bellville.

        Reduction in Depreciation expense...........................  $   80,000
        Elimination of Intercompany transactions....................   3,344,000
                                                                      ----------
                                                                      $3,430,000
                                                                      ==========

e) Reflects the incremental change in amortization expense due to purchase accounting and adjustments to intangible assets in connection with the acquisition consistent with the amortization policies utilized by Lone Star.

f) Reflects a reduction in interest income on the invested cash used to acquire Bellville at an assumed rate of 5.3%.

g) Reflects interest expense (at an assumed rate of 8.64%) associated with the incremental borrowings under the revolving credit agreement, in connection with the Acquisition financing.

h) Reflects the utilization of Lone Star's net operating loss carryforward to eliminate the Bellville income tax expense.

                          LONE STAR TECHNOLOGIES, INC.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

INTRODUCTION

    The following unaudited pro forma financial information (the "Pro Forma Financial Information") is based on the Financial Statements of Lone Star Technologies, Inc. ("Lone Star"), Fintube Limited Partnership ("Fintube") and Bellville Tube Corporation ("Bellville") for the year ended December 31, 1999, which are included elsewhere in this Prospectus or incorporated herein by reference, and has been prepared to illustrate the effects of the transactions described below.

    The following unaudited pro forma income statement for the year ended December 31, 1999 gives effect to the acquisition by Lone Star and its subsidiaries of the assets of Fintube, the Fintube subsidiaries and Bellville (the "Acquisition"), and the issuance of approximately 760,000 shares of Lone Star common stock, as if such transactions had occurred on January 1, 1999. The unaudited pro forma balance sheet as of December 31, 1999 has been prepared as if the Acquisition and the issuance of such stock had occurred on that date.

    The Acquisition will be accounted for using the purchase method of accounting. The total purchase costs of the Acquisition (approximately
$85 million for Fintube and $15 million for Bellville) have been allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values. The allocation of the aggregate purchase price reflected in the Pro Forma Financial Information is preliminary. The final allocation of the purchase price is contingent upon the review for other intangible assets and an assessment of the acquired net assets; however, that allocation is not expected to differ materially from the preliminary allocation.

    The Pro Forma Financial Information is based on the historical financial statements of Lone Star, Fintube and Bellville and the assumptions and adjustments described in the accompanying notes. Lone Star's historical December 31, 1999 financial statements were restated to reflect the utilization of a $0.8 million reserve previously set aside for an inventory purchase commitment. The unaudited pro forma income statement does not purport to represent what Lone Star's results of operations actually would have been if the Acquisition and the above-described stock issuance had occurred as of the date indicated or what the results will be for any future periods. The Pro Forma Financial Information is based upon assumptions that Lone Star believes are reasonable and should be read in conjunction with the Financial Statements and the related notes thereto included elsewhere in this Prospectus or incorporated herein by reference.


                                             LONE STAR TECHNOLOGIES, INC.


                                         UNAUDITED PRO FORMA INCOME STATEMENT

                                     FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999

                                                                                  Fintube            Pro Forma
                                               (a)                (b)            Pro Forma     Lone Star & Fintube
                                            Lone Star           Fintube         Adjustments          SubTotal
                                         ----------------   ---------------   ---------------  -------------------
NET SALES/REVENUES                       $   353,400,000    $   80,744,000    $         -        $   434,144,000
COST OF SALES                               (340,600,000)      (53,848,000)          492,000 (d)    (393,956,000)
                                         ----------------   ---------------   ---------------    ----------------
       Gross profit                           12,800,000        26,896,000           492,000          40,188,000


SELLING, GENERAL AND ADMINISTRATIVE
    EXPENSES                                 (15,500,000)      (13,820,000)         (251,000)(e)     (29,571,000)
                                         ----------------   ---------------   ---------------    ----------------
       Operating income (loss)                (2,700,000)       13,076,000           241,000          10,617,000

INTEREST INCOME                                1,800,000              -                 -              1,800,000
INTEREST EXPENSE                              (4,600,000)       (1,171,000)       (4,653,000)(f)     (10,424,000)
OTHER INCOME (EXPENSE)                              -            2,169,000              -              2,169,000
                                         ----------------   ---------------   ---------------    ----------------
       Income (loss) before income taxes      (5,500,000)       14,074,000        (4,412,000)          4,162,000

INCOME TAX BENEFIT (EXPENSE)                        -             (117,000)             -               (117,000)
                                         ----------------   ---------------   ---------------    ----------------

NET INCOME (LOSS)                        $    (5,500,000)   $   13,957,000    $   (4,412,000)    $     4,045,000
                                         ================   ===============   ===============    ================

NET LOSS PER SHARE
    Basic                                          $(.24)                                                    .18
    Diluted                                        $(.24)                                                    .18

WEIGHTED AVERAGE SHARES OUTSTANDING
    Basic                                     22,548,000                            760,000 (g)       23,308,000
    Diluted                                   22,548,000                          1,076,000 (g)       23,624,000



                                                              Bellville
                                               (c)            Pro Forma          Lone Star
                                            Bellville        Adjustments         Pro Forma
                                         ----------------   ---------------   ----------------
NET SALES/REVENUES                       $     9,235,000    $   (7,600,000)(h) $  435,779,000
COST OF SALES                                 (7,034,000)        7,914,000 (i)   (393,076,000)
                                         ----------------   ---------------   ----------------
       Gross profit                            2,201,000           314,000         42,703,000


SELLING, GENERAL AND ADMINISTRATIVE
    EXPENSES                                    (756,000)         (248,000)(j)    (30,575,000)
                                         ----------------   ---------------   ----------------
       Operating income (loss)                 1,445,000            66,000         12,128,000

INTEREST INCOME                                   90,000          (596,000)(k)      1,294,000
INTEREST EXPENSE                                    -             (432,000)(l)    (10,856,000)
OTHER INCOME (EXPENSE)                              -                 -             2,169,000
                                         ----------------   ---------------   ----------------
       Income (loss) before income taxes       1,535,000          (962,000)         4,735,000
                                                                                         -
INCOME TAX BENEFIT (EXPENSE)                     (58,000)           58,000 (m)       (117,000)
                                         ----------------   ---------------   ----------------

NET INCOME (LOSS)                        $     1,477,000    $     (904,000)   $     4,618,000
                                         ================   ===============   ================

NET LOSS PER SHARE
    Basic                                                                                0.20
    Diluted                                                                              0.20

WEIGHTED AVERAGE SHARES OUTSTANDING
    Basic                                                                          23,308,000
    Diluted                                                                        23,624,000

     The accompanying notes are an integral part of this unaudited pro forma financial statement.

                          LONE STAR TECHNOLOGIES, INC.

                 NOTES TO UNAUDITED PRO FORMA INCOME STATEMENT

a) The historical balances for Lone Star are derived from the audited financial statements of Lone Star for the twelve months ended December 31, 1999.

b) The historical balances for Fintube are derived from the audited financial statements of Fintube for the twelve months ended December 31, 1999.

c) The historical balances for Bellville are derived from the audited financial statements of Bellville for the twelve months ended December 31, 1999.

d) Reflects the reduction in depreciation expense due to purchase accounting adjustments to the fair value of property, plant, and equipment consistent with the depreciation policies utilized by Lone Star.

e) Reflects the incremental change in amortization expense due to purchase accounting and adjustments to intangible assets in connection with the acquisition consistent with the amortization policies utilized by Lone Star. This adjustment also reflects the elimination of compensation expense from the Fintube Management Equity Participation Plan, obligations of which Lone Star did not assume.

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1999
                                                              -----------------
Incremental change in amortization expense..................     $(1,906,000)
Less--Elimination of Compensation expense of Fintube........       1,655,000
                                                                 -----------
  Net Selling, General and Administrative expenses..........     $  (251,000)
                                                                 ===========


f) Reflects interest expense (at an assumed rate of 8.64%) associated with the borrowings under the revolving credit agreement and term loan, and amortization of deferred financing cost in connection with the Fintube Acquisitions.

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1999
                                                              -----------------
Interest expense related to new borrowings - Fintube........     $ 5,824,000
Less--Historical interest expense of Fintube (debt not
  assumed)..................................................      (1,171,000)
                                                                 -----------
                                                                 $ 4,653,000
                                                                 ===========


g) Reflects the issuance of approximately 760,000 shares to the limited partners of Fintube. Diluted weighted average shares outstanding also includes the Lone Star stock options which are dilutive.

h)  Reflects the elimination of Sales between Lone Star and Bellville.

i) Reflects the reduction in depreciation expense due to purchase accounting adjustments to the fair value of property, plant, and equipment consistent with the depreciation policies utilized by Lone Star, and the elimination of the effects of sales between Lone Star and Bellville.

Reduction in depreciation expense...........................         314,000
Elimination of intercompany transactions....................       7,600,000
                                                              -----------------
                                                                   7,914,000
                                                              =================

j) Reflects the incremental change in amortization expense due to purchase accounting and adjustments to intangible assets in connection with the acquisition consistent with the amortization policies utilized by Lone Star.

k) Reflects a reduction in interest income on the invested cash used to acquire Bellville at an assumed rate of 5.3%.

l) Reflects interest expense (at an assumed rate of 8.64%) associated with the borrowings under the revolving credit agreement

m) Reflects the utilization of Lone Star's net operating loss carryforwards to eliminate the Bellville income tax expense.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  LONE STAR TECHNOLOGIES, INC.



                                  By:      /s/ Charles J. Keszler
                                           ------------------------------------
                                           Charles J. Keszler
                                           Vice President-Finance and Treasurer


Date:             June 14, 2000